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                                PATENT AGREEMENT


         THIS PATENT SECURITY AGREEMENT, is made as of September 25,1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), by NIEMAND INDUSTRIES, INC., a Delaware corporation, (the "Grantor"), in favor of HARRIS TRUST AND SAVINGS BANK, as agent (the "Agent");

                              W I T N E S S E T H :

         WHEREAS, the Grantor and others have entered into a Credit Agreement dated as of September 25, 1996 (as the same may be amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement"; terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement), among the Grantor, various financial institutions from time to time party thereto and the Agent;

         WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Security Agreement, dated as of the date hereof (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Security Agreement"); and

         WHEREAS, as a condition precedent to extending credit under the Credit Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure the Liabilities.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of the Agent, as follows:

         SECTION I. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

         SECTION II. Grant of Security Interest
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the due and punctual performance and payment of all Liabilities, the Grantor does hereby mortgage, pledge and hypothecate to the Agent, and grant to the Agent a security interest in, all of the following property (the "Patent Collateral"), whether now owned or hereafter acquired or existing: All foreign and United States patents and applications for patents, including, without limitation, those listed on



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Attachment  1 hereto  and any and all  applications  for,  reissues,  divisions, continuations, renewals, extensions, and continuations-in-part thereof, the right to sue for past, present and future infringements thereof, all rights corresponding thereto throughout the world, and all proceeds of the foregoing, including, without limitation, license royalties, and proceeds of infringement suits.

         SECTION III. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent under the Security Agreement. The Security Agreement (and all rights and remedies of the Agent thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION IV. Release of Security Interest. Upon payment in full of all Liabilities, the Agent shall, at the Grantor's expense, execute and deliver to the Grantor all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Patent Collateral which has been granted hereunder.

         SECTION V. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION VI. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SECTION VII. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                             NIEMAND INDUSTRIES INC.


                              By: _/s/ W E Rose
                              Name: Walter E. Rose
                              Title: Vice President


                     HARRIS TRUST AND SAVINGS BANK, as Agent


                              By: _/s/John M. Dillon
                              Name: John M. Dillon
                              Title: Vice President


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                                                        ATTACHMENT 1
                                                                to
                                                          AGREEMENT
                                                          (Patent)

Item A.  Patents


                         Registered Patents

Country             Patent         Registration No.    Registration Date

United States     High temperature     4,608,107         August 26, 1986
                  probe lance cover

United States     Power drum            4,674,520        June 23, 1987

United States     Disposable medicine   5,282,789        February 1, 1994
                  applicator



                 Pending Patent Applications

Country           Patent      Serial No.        Filing Date


                                NONE



                  Patent Applications in Preparation

                                                  Expected
               Products/
Country                Patent  Docket No.        Filing Date        Services


                                 NONE



Item B.  Patent Licenses

Country or                                    Effective    Expiration
Territory          Patent     Licensor    Licensee        Date          Date


                                  NONE




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